SILVER STREAM

MINING CORP.

SILVER STREAM FILES AMENDED NI 43-101 TECHNICAL REPORT ON SEDAR

LAS VEGAS, NV, JANUARY 24, 2014 – Silver Stream Mining Corp. (the “Company” or “Silver Stream”) (OTCQB: AGSM) announced today the Company has filed on Sedar.com, at the request of the British Columbia Securities Commission (“BCSC”), an amended NI 43-101 Technical Report (“Report”) on its Metates Mine Property (“Metates Property”) located in the Mexican State of Sinaloa, approximately 110 kilometers northeast of the city of Mazatlan.

The amended Report states that no mineral reserves or resources have been defined at the Metates Property that comply with standards set forth in NI 43-101. Silver Stream has withdrawn any previous claims that a resource exists on the Metates Property.

The Report concludes:

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The geological setting and mineralization are strongly analogous to those at several other properties in the western Sierra Madre of Mexico.

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The Metates vein system is clearly of the epithermal type and has the potential to contain supergene enriched mineralization below the current workings or along strike and perhaps below other old workings on the concessions.

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Drilling the projected down-dip extensions of the mined-out mineralized zones will be necessary to determine if such mineralization is present.

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Prior to any drilling it will be necessary to review and compile all the available underground mapping data to obtain a clearer view of mineralization at the Metates Property and in the surrounding area.

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Other old workings on the property should also be investigated, to the extent practical.

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At the current level of knowledge, undeveloped sulfide mineralization that may be present below the existing workings at the Metates Property appears to be the best exploration target, but that may be because very little is known about the other old workings.

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The nature of further work on the property will be contingent on the results of preliminary exploratory work.

The technical portion of this press release was reviewed and approved by Douglas Wood, P. Geo, a Qualified Person in accordance with the Canadian regulatory requirements as set out within National Instrument 43-101. Mr. Wood is a member of Silver Stream’s Technical Advisory Team.

Silver Stream Mining Corp. • 9550 South Eastern Avenue • Suite 253 • Las Vegas, NV 89123

SILVER STREAM

MINING CORP.

About Silver Stream: Silver Stream is a natural resource company engaged in the acquisition of, exploration for, and development of, metallic mineral resources in the Americas. The Company is currently focused on delivering shareholder value through the exploration of the Solomon Pillars Property in Beardmore, Ontario, Canada and the Metates Project in Sinaloa, Mexico. The Company’s Technical Advisory Team, with expertise in geology, engineering and operations provides a foundation to assess other mining projects for potential acquisition or joint venture opportunities throughout the Americas and to pursue the development of the Company’s existing projects in a focused and economical manner.

FORWARD LOOKING STATEMENTS:

Information contained herein regarding optimism related to the Company’s business, expanding exploration, development activities and other such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to the safe harbors created thereby. While Silver Stream believes such statements are reasonable, they are based on current expectations, estimates and projections about the Company's business and are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including market prices for the Company’s mineral products, international and domestic economic conditions, and other risk factors listed in the Company's Securities and Exchange Commission (SEC) filings under “risk factors” and elsewhere. The Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release, except as required by applicable law.

Contact:

Silver Stream Mining Corp.

Terrence H. Byberg, President and C.E.O.

Tel: (702) 818-1775

info@silverstreammining.com

Silver Stream Mining Corp. • 9550 South Eastern Avenue • Suite 253 • Las Vegas, NV 89123